UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On September 17, 2015, the DTE Energy Company (the Company) Board of Directors (the Board) adopted amendments to the Bylaws of the Company, effective September 17, 2015 primarily to implement proxy access. Article I, Section 12 of the Bylaws permits a group of up to 20 shareholders owning 3% or more of the Company's outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials a candidate for the Board (a Shareholder Nominee), provided that the shareholder(s) and the nominee satisfy the requirements specified in the Bylaws. The total number of Shareholder Nominees that the Company must include in the Company's proxy materials in a given year shall not exceed 20% of the number of directors in office at the time of the nomination.

The amendments also change the title of the Company's "Presiding Director" to "Lead Independent Director." Finally, the amendments remove references to a State of Michigan statute regulating control share acquisitions, which has been repealed.

The description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended Bylaws of DTE Energy Company, as amended through September 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015

DTE ENERGY COMPANY (Registrant)

/s/LISA A. MUSCHONG Lisa A. Muschong Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended Bylaws of DTE Energy Company, as amended through September 17, 2015.